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                                                                EXHIBIT 10.2(a)

                          FIRST AMENDMENT TO CODE SHARE
                          AND REVENUE SHARING AGREEMENT

      THIS FIRST AMENDMENT TO CODE SHARE AND REVENUE SHARING AGREEMENT ("Amendment") is made to be effective as of December 24, 2001 (the "Effective Date"), by and between AMERICA WEST AIRLINES, INC., a Delaware corporation ("AWA"), and CHAUTAUQUA AIRLINES, INC., a New York corporation ("CAI").

      RECITALS:

            A. AWA and CAI entered into that certain Code Share and Revenue Sharing Agreement, dated to be effective March 20, 2001 (the "Code Share Agreement"). All capitalized terms used herein, but not defined herein, have the meanings given to such terms in the Code Share Agreement.

            B. CAI and AWA desire to amend the Code Share Agreement to alter the delivery dates of the initial Fleet, to provide CAI with the opportunity to divert certain Aircraft to other non-AWA uses and to alter the Fleet reduction provisions, in each case as provided herein, and to temporarily amend the expense reimbursement model.

      NOW, THEREFORE, in consideration of the promises, covenants, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, AWA and CAI agree as set forth below.

      AGREEMENTS:

1.          AMENDMENTS. The Code Share Agreement is amended as follows:

      1.1 Section 1.2.1 of the Code Share Agreement is deleted in its entirety and replaced with the following:

            1.2.1 INITIAL ERJ FLEET. CAI shall provide the Flight Services using EMB 145 LR's with AE 3007 A1-P engines (collectively, the "Fleet" and individually, each an "Aircraft"). One Aircraft shall be placed into Flight Services by CAI during each of the following calendar months:
      August 2001, September 2001, November 2001, January 2002, April 2002,
      May 2002, July 2002, August 2002, September 2002, October 2002 and November 2002, for a total of 12 Aircraft (collectively, the "Firm Aircraft"). In consideration for CAI altering the delivery schedule as originally set forth in this Agreement, AWA shall pay to CAI the sum of [*] in two equal installments of [*], each, on or before each of the following dates: January 5, 2002 and February 5, 2002, by wire transfer pursuant to wiring instructions provided to AWA by CAI. CAI shall provide AWA with at least 90 days' prior written notice of the calendar week in which each of the Firm Aircraft will be placed into Flight Services under this Agreement (each a "Scheduled Delivery Week"). If an Aircraft is not a

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Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933. The omitted materials have been filed separately with the Securities and Exchange Commission.

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      "new" Aircraft from the manufacturer, then the Aircraft shall not be older than 24 months from the new manufacturer delivery and the interior and exterior shall be decorated, painted and reconfigured to AWA specifications at CAI's sole cost and expense prior to the delivery date.

            CAI, by providing AWA with at least 12 months prior written notice (the "Diversion Notice"), shall have the right, in CAI's sole discretion, to cause all, but not less than all, of the Aircraft to be diverted to other non-AWA uses. If CAI issues a Diversion Notice to divert the Aircraft to other non-AWA uses, then: (i) from and after the date of the Diversion Notice, the Aircraft not yet placed into Flight Service pursuant to SECTION 1.2.1 shall not be put into Flight Services for AWA, shall not be considered part of the Fleet, shall not be considered an Aircraft under this Agreement and neither CAI nor AWA shall have any further right, liability, obligation or duty under this Agreement in regard to such diverted Aircraft; and (ii) any Aircraft in the Fleet as of the date of the Diversion Notice shall be removed from Flight Services over up to 3 month period commencing no earlier than the 12th calendar month after the date of the Diversion Notice. Upon the removal of the last Aircraft from Flight Services this Agreement shall automatically terminate and neither AWA nor CAI shall have any further right, liability or obligation under this Agreement, except for the payment of any sums accrued under this Agreement to the date of such termination, the indemnity obligations set forth in 9 and any other obligations that expressly survive the termination of this Agreement. If CAI does not divert the Aircraft as provided herein, then the Aircraft shall be subject to the terms and conditions of this Agreement on the applicable in service date.

            In the event that CAI obtains short-term lease expense relief on behalf of AWA for the Fleet, it being understood and agreed that CAI has no obligation to seek or to obtain such relief, the Exhibit "A" attached hereto, shall be revised to take into consideration the lease expense relief obtained by CAI. Any lease expense relief obtained by CAI with respect to the Fleet shall be passed through to AWA.

      1.2 Section 1.2.3 of the Code Share Agreement is revised by adding the following new paragraph to the end of the Section:

            Notwithstanding anything in this Section 1.2.3 to the contrary, AWA shall have a one-time right to eliminate from the Fleet either or both of Aircraft to be delivered in October 2002 and November 2002 upon the following terms and conditions (the "2002 Elimination"): (i) AWA shall provide CAI with written notice of its election to exercise the 2002 Elimination on or before 5:00 p.m., Phoenix, Arizona time, on May 15, 2002 designating which of such Aircraft AWA elects to eliminate; and (ii) AWA shall pay to CAI a cancellation fee of [*] to be eliminated on or before 5:00 p.m., Phoenix, Arizona time, on July 31, 2002, by wire transfer pursuant to wiring instructions provided by CAI to AWA. If AWA exercises the 2002 Elimination with respect to either or both of the Aircraft to be delivered in October 2002 and November 2002, then

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      AWA shall have no further right to exercise any of the Early
Elimination pursuant to the preceding paragraph.

      1.3 A new section 14.11 of the Code Share Agreement shall be added as follows:

            14.11 In the event AWA exercises its right to reduce the fleet below the contemplated 12 unit level (whether pursuant to the 2002 Elimination, the Early Eliminations right or otherwise) or CAI issues a Diversion Notice to divert the Aircraft under Section 1.2.1 hereof then the Warrant Issuance Agreement, dated March 20, 2001, between CAI and AWA, as of the date of any notice exercising any such rights, shall become null and void.

      1.4 Exhibit A to the Code Share Agreement is amended to provide that for the period commencing on January 1, 2002 and ending on December 31, 2002, inclusive, (the "Reduction Period"), the "Per Block Hour-Operations
Expenses" shall be reduced [*] and the "Per Aircraft Per Day-Depreciation" shall be reduced by [*]. Upon the expiration of the Reduction Period, Exhibit A shall be reinstated in its entirety as originally attached to the Code
Share Agreement. In the event that the Code Share Agreement is terminated prior to the Expiration Date other than as a result of a breach of the Code Share Agreement by CAI, AWA shall pay to CAI on the effective date of such termination the difference between (a) the aggregate amount that would have been payable by AWA during the Reduction Period if Exhibit A was not amended as provided herein and (b) the aggregate amount payable by AWA during the Reduction Period as a result of the amendment of Exhibit A as provided herein.

2. COUNTERPARTS. This Amendment may be executed in counterparts, all of which shall be deemed to be one and the same document. This Amendment may be executed by facsimile copies.

3. EFFECT. Except as set forth in this Amendment, the Code Share Agreement remains in full force and effect as originally executed.

      AWA:                                AMERICA WEST AIRLINES, INC.


                                          By: /s/ Andrew Nocella
                                             ---------------------------------
                                                Its: Vice President, Planning
                                                    --------------------------


      CAI:                                CHAUTAUQUA AIRLINES, INC.


                                          By: /s/ Bryan Bedford
                                             ---------------------------------
                                                Its: President
                                                    --------------------------



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